Exhibit 5.1

Silicon Valley
855 Main Street
Redwood City, CA 94063
T +1 (650) 618-9250

freshfields.us

November 9, 2026

FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

Ladies and Gentlemen,

We have acted as special counsel to FormFactor, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a prospectus included in the Registration Statement, the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 2,234,887 shares of common stock, $0.001 par value per share (the “Common Stock”) to be resold from time to time by the selling stockholder named in the Registration Statement of the Company (the “Securities”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Securities have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Freshfields US LLP